As filed with the Securities and Exchange Commission on February 13, 2007

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PALATIN TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	95-4078884
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4C Cedar Brook Drive
Cranbury, New Jersey  08512
(609) 495-2200
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Stephen T. Wills, Chief Financial Officer
4C Cedar Brook Drive
Cranbury, New Jersey  08512
(609) 495-2200
(Address, including zip code, and telephone number,
including area code, of agent for service)

Please send copies of all communications to:
Faith L. Charles, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY  10017
(212) 935-3000

Approximate date of commencement of proposed sale to the public:  as soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☑     333-132369.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

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Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (3)
Common Stock, par value $0.01			$4,640,000	$496.48

NOTES TO FEE TABLE:

(1)

This registration statement covers offers, sales and distributions of an indeterminate number of the registered securities which the registrant may from time to time issue at indeterminate prices. The aggregate maximum offering price of all securities registered will not exceed $4,640,000.

(2)

This registration statement relates to the registrant's registration statement on Form S-3, File No. 333-132369, which was declared effective by the Securities and Exchange Commission on March 31, 2006 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the proposed maximum offering price of the remaining securities eligible to be sold under the Prior Registration Statement ($23,200,000) is carried forward to this registration statement and an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the amount carried forward ($4,640,000) is registered on this registration statement.

(3)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. In connection with the Prior Registration Statement, the registrant registered securities with a proposed maximum aggregate offering price of $50,000,000 and paid a filing fee of $5,350.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This registration statement is being filed with respect to the registration of additional shares of common stock, $0.01 par value, of Palatin Technologies, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV to Form S-3. The contents of the Prior Registration Statement, File No. 333-132369, as amended, are incorporated by reference into this registration statement.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

        All exhibits filed with or incorporated by reference in the Prior Registration Statement, File No. 333-132369 are incorporated by reference into, and shall be deemed part of, this registration statement. In addition, we are filing the exhibits listed below with this registration statement.

No.	Description

5.01	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the registrant, re legality.

23.01	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., included in Exhibit 5.01.

23.02	Consent of KPMG LLP, independent registered public accounting firm.

24.01	Power of Attorney included on signature page.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranbury, State of New Jersey, on February 13, 2007.

PALATIN TECHNOLOGIES, INC.

By: /s/ Carl Spana
      Carl Spana, Ph.D.
      President and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Palatin Technologies, Inc., severally constitute Carl Spana and Stephen T. Wills, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Palatin Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Spana	President, Chief Executive Officer and Director	February 13, 2007
Carl Spana	(principal executive officer)

/s/ Stephen T. Wills	Executive Vice President - Operations and Chief Financial Officer	February 13, 2007
Stephen T. Wills	(principal financial and accounting officer)

/s/ John K.A. Prendergast	Chairman and Director	February 13, 2007
John K.A. Prendergast

/s/ Perry B. Molinoff	Director	February 13, 2007
Perry B. Molinoff

/s/ Robert K. deVeer, Jr.	Director	February 13, 2007
Robert K. deVeer, Jr.

/s/ Zola P. Horovitz	Director	February 13, 2007
Zola P. Horovitz

/s/ Robert I. Taber	Director	February 13, 2007
Robert I. Taber

/s/ Errol De Souza	Director	February 13, 2007
Errol De Souza

/s/ Joseph Stanley Hull	Director	February 13, 2007
Joseph Stanley Hull

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EXHIBIT INDEX

No.	Description

5.01	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the registrant, re legality.

23.01	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., included in Exhibit 5.01.

23.02	Consent of KPMG LLP, independent registered public accounting firm.

24.01	Power of Attorney included on signature page.

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